Office of the United States Trustee

DEBTOR IN POSSESSION OPERATING REPORT

In re:
The Kushner-Locke Company	Page 1 of 2

	Report Number:	22

Chapter 11	For the Period FROM:	8/1/2003

Case No. LA 01-44828-SB (Administratively Consolidated with	TO:	8/31/2003

Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01- 44833-SB through LA 01-44836-SB; and LA 01-44841-SB)

1.	Profit and Loss Statement (Accrual Basis Only)

A. Related to Business Operations
Gross Sales		$—

Costs Related to Revenues (Film Cost Amortization)

Gross Profit			—

Less: Operating Expenses
Officer Compensation	24,075

Salaries and Wages — Other Employees	11,308

Total Salaries and Wages		35,383

Employee Benefits and Pensions		2,504

Employer Payroll Taxes/Fees	1,672

Other Taxes

Total Taxes		1,672

Rent and Lease Expense (including parking)	2,360

Distribution/Delivery Expenses

Interest Expense

Insurance

Automobile Expense/Mileage

Utilities (incl. Phone, phone equipment, internet)	505

Depreciation and Amortization

Business Equipment Leases	260

Business Expense reimbursement

Storage Expense	6,857

Supplies, Office Expenses, Photocopies, etc.

Bad Debts

Miscellaneous Operating Expenses	976

Total Operating Expenses		50,516

Net Gain/Loss from Business Operations			(50,516)

B. Not related to Business Operations
Income
Interest Income

Other Non-Operating Revenues		—

Gross Proceeds on Sale of Assets	—

Less: Original Cost of Assets plus expenses of sale	—

Net Gain/Loss on Sale of Assets		—

Total Non-Operating Income			—

Expenses Not Related to Business Operations
Legal and Professional Service Fees		8,959

Other Non-Operating Expenses (Board/Trustee fees)		5,750

Total Non-Operating Expenses			14,709

NET INCOME/(LOSS) FOR PERIOD			$(65,225)

DEBTOR IN POSSESSION OPERATING REPORT NO: 22	Page 2 of 2

2.	Aging of Accounts Payable and Accounts Receivable (exclude prepetition accounts payable):

	Accounts	Accounts
	Payable	Receivable

Current Under 30 days	—	—

Overdue 31-60 days	—	—

Overdue 61-90 days	—

Overdue 91-120 days	—

Overdue Over 121 days	—

Due in the Future	11,052	2,256,503

TOTAL	11,052	2,256,503

3.	Statement of Status of Payments to Secured Creditors and Lessors:

No payments to Secured Creditors or Lessors were paid or payable during the reporting period.

4.	Tax Liability

No tax payments were paid or payable during the reporting period other than payroll taxes shown above.

5.	Insurance Coverage

	Carrier/	Amount of	Policy	Premium Paid
	Agent Name	Coverage	Expiration Date	Through Date

Worker’s Compensation (RENEWED)	St. Paul	1,000,000	1/14/2004	1/14/2004
Commercial Property (RENEWED)	St. Paul	2,000,000	2/14/2004	2/14/2004
Errors & Omissions — Library (RENEWED)	St. Paul	3,000,000	3/3/2004	3/3/2004
Employment Practices Liability (RENEWED-run off)	Nat’l Union	5,000,000	10/30/2003	10/30/2003

6.	Questions:

A.	Has the Debtor in Possession provided compensation to any officers, directors, shareholders, or other principals without the approval of the Office of the United States Trustee?

[ ] Yes Explain:

[x] No

B.	Has the Debtor in Possession, subsequent to the filing of the petition, made any payments on its prepetition unsecured debt, except as authorized by the Court?

[ ] Yes Explain:

[x] No

7.	Statement on Unpaid Professional Fees (Postpetition Amounts Only)

Total unpaid post-petition Professional Fees during the reporting period: $390,459.62

8.	Narrative Report of Significant Events and Events out of the Ordinary Course of Business:

None.

9.	Quarterly Fees:

Paid

I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

/s/ Alice Neuhauser Debtor in Possession